UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington,  D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 14, 2015

BBX CAPITAL CORPORATION
(Exact name of registrant as specified in its charter)

Florida	001-13133	65-0507804
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

401 East Las Olas Boulevard, Suite 800, Fort Lauderdale, Florida	33301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 954-940-4000

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)  As previously announced, on December 14, 2015, Alan B. Levan submitted to BBX Capital Corporation (the “Company”) and BFC Financial Corporation, the Company’s controlling shareholder (“BFC”), his resignation as Chairman and Chief Executive Officer of the Company, as Chairman, Chief Executive Officer and President of BFC, and as a director of the Company and BFC, in each case, effective December 22, 2015.  Mr. Alan Levan will remain with the Company and BFC in the role of Founder and focus on strategic planning as a non-executive advisor to each company’s management and Board of Directors.

(c) On December 14, 2015, the Company appointed Jarett S. Levan,  President of the Company and a member of the Company’s Board of Directors, to serve as the Company’s Acting Chairman and Chief Executive Officer, effective December 22, 2015.  Mr. Jarett Levan, who serves as Executive Vice President and a director of BFC, was also appointed by BFC to serve as its Acting Chairman, Chief Executive Officer and President, effective December 22, 2015.

Mr. Jarett Levan, age 42,  has served as President of the Company since 2007 and as a director of the Company since 1999.  He served as the Chief Executive Officer and President of BankAtlantic, the Company’s former federal savings bank subsidiary, until the sale of BankAtlantic in 2012. Mr. Jarett Levan has served as a director of BFC since 2009 and as Executive Vice President of BFC since 2011. Mr. Jarett Levan is the son of Mr. Alan Levan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BBX CAPITAL CORPORATION

Date: December 16, 2015
By: /s/ Raymond S. Lopez
Raymond S. Lopez,
Chief Financial Officer